UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2019
HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Harris Corporation (“Harris”) has filed this Current Report on Form 8-K to provide the pro forma financial information included in Exhibit 99.1 hereto in connection with the anticipated combination of Harris and L3 Technologies, Inc., a Delaware corporation (“L3”), in an all-stock merger of equals pursuant to the Agreement and Plan of Merger, dated as of October 12, 2018, by and among Harris, L3 and Leopard Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Harris (“Merger Sub”). Exhibit 99.1 hereto includes the unaudited pro forma condensed combined balance sheet as of March 29, 2019, the unaudited pro forma condensed combined statement of income for the three quarters ended March 29, 2019, the unaudited pro forma condensed combined statement of income for the fiscal year ended June 29, 2018, and the notes related thereto. The pro forma financial information included in Exhibit 99.1 hereto is for informational purposes only and does not purport to indicate the results that actually would have been obtained had the combination of Harris and L3 been completed on the assumed dates or for the periods presented, or which may be realized in the future.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
EXHIBIT INDEX
     The following exhibit is filed herewith:

99.1
Unaudited pro forma condensed combined financial statements of Harris Corporation giving effect to the merger with L3 Technologies, Inc., which includes the unaudited pro forma condensed combined balance sheet as of March 29, 2019, the unaudited pro forma condensed combined statement of income for the three quarters ended March 29, 2019, the unaudited pro forma condensed combined statement of income for the fiscal year ended June 29, 2018, and the notes related thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Rahul Ghai
	Name:	Rahul Ghai
	Title:	Senior Vice President and Chief Financial Officer

Date: May 30, 2019